     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 6, 2001

                                                      REGISTRATION NO. 333-49250
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -------------------------

                           WESTERN DIGITAL CORPORATION
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                         33-0956711
   (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                       Identification No.)

                             20511 LAKE FOREST DRIVE
                          LAKE FOREST, CALIFORNIA 92630
                                 (949) 672-7000

          (Address, including zip code, and telephone number, including area code, of Registrant's Principal Executive Offices)

                            -------------------------

                              MICHAEL A. CORNELIUS
                           WESTERN DIGITAL CORPORATION
                             20511 LAKE FOREST DRIVE
                          LAKE FOREST, CALIFORNIA 92630
                                 (949) 672-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -------------------------

                                    COPY TO:
                                 RONALD S. BEARD
                           GIBSON, DUNN & CRUTCHER LLP
                                  4 PARK PLAZA
                            IRVINE, CALIFORNIA 92614
                                 (949) 451-3800

                            -------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
                                 Not applicable.

                            -------------------------

        If any of the securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________________

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

                    AMENDMENT NO. 1 TO REGISTRATION STATEMENT


        Western Digital Corporation, a Delaware corporation (the "Registrant"), files this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-49250), as the successor issuer to Western Digital Technologies, Inc. (formerly, Western Digital Corporation), a Delaware corporation ("Western Digital"), in accordance with Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement on Form S-3 (File No. 333-49250), registered shares of common stock or warrants to purchase shares of common stock of Western Digital with a maximum offering price of $200,000,000. This Post-Effective Amendment is filed to reflect the adoption by Western Digital of a holding company organizational structure in accordance with Section 251(g) of the Delaware General Corporation Law (the "DGCL"). The holding company organizational structure was effected pursuant to an Agreement and Plan of Merger to Form Holding Company (the "Merger Agreement") among Western Digital, the Registrant, and WD Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant ("Merger Sub"). The Merger Agreement provided for the merger of Merger Sub into Western Digital, with Western Digital continuing as the surviving corporation and as a wholly-owned subsidiary of the Registrant (the "Merger"). Pursuant to Section 251(g) of the DGCL, stockholder approval of the Merger was not required. As a result of the Merger, the consolidated assets and liabilities of the Registrant immediately after the Merger were the same as the consolidated assets and liabilities of Western Digital immediately prior to the Merger.

        As a result of the Merger, which was consummated on April 6, 2001, each share of Western Digital common stock, par value $.01 per share ("Western Digital Common Stock") issued and outstanding or held in treasury was converted into one share of the Registrant's common stock, par value $.01 per share ("Registrant Common Stock"). As a result, each stockholder of Western Digital became the owner of an identical number of shares of capital stock of the Registrant. Additionally, each outstanding option and warrant to purchase shares of Western Digital's common stock was automatically converted into an option or warrant to purchase, upon the same terms and conditions, an identical number of shares of the Registrant's common stock.

        In connection with the formation of the holding company, effective upon consummation of the Merger, (i) the Board of Directors of Western Digital terminated the Rights Agreement between Western Digital and American Stock Transfer & Trust Company, as rights agent, dated October 15, 1998, as amended, and all outstanding rights thereunder to purchase a fraction of a share of the Series A Junior Participating Preferred Stock of Western Digital expired, (ii) the Registrant entered into a new Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as rights agent, dated April 6, 2001, and (iii) the Registrant declared a dividend of one right to purchase a fraction of a share of the Series A Junior Participating Preferred Stock of the Registrant for each outstanding share of Registrant Common Stock, which was distributed to holders of Registrant Common Stock at the close of business on April 6, 2001. The rights will be, until otherwise provided by the new Rights Agreement, evidenced by certificates representing the shares of Registrant Common Stock.

        In accordance with Rule 414, the Registrant, as the successor issuer to Western Digital, hereby expressly adopts Registration Statement No. 333-49250 on Form S-3 as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

        Registration fees were paid at the time of filing the original registration statement.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of California, on March 29, 2001.


                                       WESTERN DIGITAL CORPORATION

                                       By: /s/ MICHAEL A. CORNELIUS
                                          -------------------------------------
                                               Michael A. Cornelius
                                               Vice President, Law and
                                               Administration and Secretary


        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Form S-3 Registration Statement has been signed below by the following persons in the capacities indicated on March 29, 2001.

                 SIGNATURE                                                  TITLE
                 ---------                                                  -----
       /s/ MATTHEW E. MASSENGILL                           President and Chief Executive Officer
------------------------------------------              (Principal Executive Officer) and Director
           Matthew E. Massengill


          /s/ TERESA A. HOPP                        Senior Vice President, and Chief Financial Officer
------------------------------------------             (Principal Financial and Accounting Officer)
              Teresa A. Hopp


         /s/ THOMAS E. PARDUN                                      Chairman of the Board
------------------------------------------
             Thomas E. Pardun


        /s/ PETER D. BEHRENDT                                            Director
------------------------------------------
            Peter D. Behrendt


           /s/ I. M. BOOTH                                               Director
------------------------------------------
               I. M. Booth


         /s/ KATHLEEN A. COTE                                            Director
------------------------------------------
             Kathleen A. Cote


         /s/ HENRY T. DeNERO                                             Director
------------------------------------------
             Henry T. DeNero


          /s/ ROGER H. MOORE                                             Director
------------------------------------------
              Roger H. Moore


*By: /s/ MICHAEL A. CORNELIUS
     -------------------------------------
         Michael A. Cornelius
         as attorney-in-fact